EXHIBIT (10)(B)


                                AMENDMENT TO THE
                              GUILFORD MILLS, INC.
                           1989 RESTRICTED STOCK PLAN


         The first sentence of the third paragraph of Article III of the Restricted Plan shall be amended to read in its entirety as follows:

                  Subject to the express provisions of the Plan, the Compensation Committee also shall have authority, in its sole discretion, to construe, amend, suspend or terminate the Plan and the awards granted hereunder (including amendments which accelerate the lapse of a restriction described in Article V), to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan (including determinations during any suspension or after any termination). Any such amendment to the Plan or the awards granted hereunder may be made by the Compensation Committee without the approval of the stockholders of the Company, unless such approval is otherwise required by law.